SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008 (July 14, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is filed by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including Aquila, Inc. (“Aquila”) does not relate to, and is not filed by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy  nor Aquila has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or Aquila’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities.  Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or Aquila.

INTRODUCTORY NOTE

On July 14, 2008, Aquila completed its merger (the “Merger”) with Gregory Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Great Plains Energy, as a result of which Aquila is now a wholly-owned subsidiary of Great Plains Energy.  The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2007, entered into by and among Aquila, Great Plains Energy, Merger Sub and Black Hills Corporation (“Black Hills”).

Immediately prior to the Merger, Aquila sold its Colorado electric utility assets and its Colorado, Iowa, Kansas and Nebraska gas utility assets (the “Asset Sale Transactions”) to Black Hills.  The assets were sold to Black Hills for a base purchase price of $940 million, subject to working capital and certain other adjustments.  The net proceeds received by Aquila at closing were approximately $909 million, after giving effect to approximately $31 million in estimated working capital adjustments.  The Asset Sale Transactions were effected pursuant to an Asset Purchase Agreement, dated as of February 6, 2007, entered into by and among Aquila, Black Hills, Great Plains Energy and Merger Sub and a Partnership Interests Purchase Agreement, dated as of February 6, 2007, entered into by and among Aquila, Aquila Colorado, LLC, Black Hills, Great Plains Energy and Merger Sub (collectively, the “Asset Sale Agreements”).

Item 1.01	Entry into a Material Definitive Agreement

Inter-utility service arrangements

On July 14, 2008, after consummation of the Merger, approximately 900 Aquila employees became employees of KCP&L.  The remainder of Aquila employees either became employees of Black Hills or its affiliates pursuant to the Asset Sale Agreements, or were severed.

Although KCP&L and Aquila are separate, wholly-owned subsidiaries of Great Plains Energy and their legal obligations will remain separate, the utility businesses of KCP&L and Aquila will be operationally integrated.  KCP&L employees will operate and manage the properties of both KCP&L and Aquila.  In connection with this operational integration, other services and goods will be transferred between KCP&L and Aquila.  Pursuant to Missouri Public Service Commission (the “Commission”) regulations and the Commission’s July 1, 2008, Report and Order (the “Order”) authorizing the Merger, the price of goods and services transferred between KCP&L and Aquila will be based on the cost of the goods and services to the providing company.  These arrangements will be reflected in a joint operating agreement between Aquila and KCP&L.  The Order requires this joint operating agreement to be filed with the Commission by October 9, 2008.

The information provided under Item 2.03 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 14, 2008, the previously announced acquisition of Aquila pursuant to the Merger Agreement  was completed. In accordance with the terms of the Merger Agreement, Merger Sub was merged with and into Aquila (the "Merger"), Aquila has become a wholly owned subsidiary of Great Plains Energy and each share of Aquila common stock issued and outstanding immediately prior to the effective time of the Merger, other than Dissenting Shares (as such term is defined in the Merger Agreement), was converted into the right to receive $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock.  Immediately prior to the effective time of the Merger, Aquila, as previously announced, sold to Black Hills its natural gas utility businesses in Colorado, Iowa, Kansas and Nebraska and its electric utility business in Colorado.  The aggregate purchase price paid, at closing, to Aquila by Black Hills was approximately $909 million, after giving effect to approximately $31 million in estimated working capital adjustments.  Such purchase price is subject to a post-closing adjustment.

A copy of the press release issued on July 14, 2008 announcing the completion of the acquisition of Aquila is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Great Plains Energy will file by amendment to this Current Report on Form 8-K the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K within the required time period.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Immediately prior to the consummation of the Merger, Great Plains Energy and KCP&L had investment-grade credit ratings and Aquila had non-investment grade credit ratings.  Great Plains Energy previously stated its expectation that, after the Merger was consummated, Great Plains Energy and KCP&L would continue to be investment grade, and that Aquila would improve to investment grade as a consequence of, among other things, Great Plains Energy guarantees of Aquila’s outstanding debt.

On July 14 and 15, 2008, Great Plains Energy issued guaranties relating to approximately $984 million of Aquila’s outstanding debt, and expects to issue guarantees relating to an additional approximate $38 million of Aquila’s outstanding debt.  These guaranties collectively will cover substantially all of Aquila’s outstanding debt. The guaranties provide Great Plains Energy’s unconditional guaranty, as a primary obligor, of the payment and performance of Aquila’s obligations.

The following Aquila credit facilities are guaranteed by Great Plains Energy guaranties dated as of July 14, 2008:

•
Financing Agreement dated as of April 22, 2005, as amended, among Aquila, the lenders from time to time party thereto, and Union Bank of California, N.A. as Agent, originally filed as Exhibit 10.1 to Aquila’s Current Report on Form 8-K filed on April 26, 2005.  The Financing Agreement currently provides a $65 million revolving line of credit, which terminates on April 22, 2009.  The facility is secured by the accounts receivables of Aquila’s Missouri regulated utility operations.  Loans bear interest at LIBOR plus a margin determined by Aquila’s credit ratings.  There is currently approximately $37 million in outstanding borrowings.

•
Credit Agreement dated as of August 31, 2005, as amended, among Aquila, the banks named therein, and Union Bank of California, N.A., as Administrative Agent, originally filed as Exhibit 10.1 to Aquila’s Current Report on Form 8-K filed on September 6, 2005.  As reported in Aquila’s Current Report on Form 8-K filed on July 14, 2008, a maximum of $131 million may be borrowed under this facility.  Obligations under this facility are secured by a mortgage on the assets of Aquila’s Missouri Public Service electric utility division.  Loans bear interest at LIBOR plus a margin determined by Aquila’s credit ratings.  Aquila may obtain loans and issue letters of credit in support of its participation in the construction of the Iatan No. 2 coal-fired power plant and pollution controls at the Iatan No. 1 power plant.  Extensions of credit under this facility are due and payable on August 31, 2010.  There are currently no borrowings outstanding under this facility.

The following series of Aquila long-term debt are guaranteed by Great Plains Energy guaranties dated as of July 15, 2008.  The aggregate principal amount listed for each series is the current amount outstanding.

•	$500,000,000 aggregate principal amount of 11.875% Senior Notes due July 1, 2012;
•	$197,000,000 aggregate principal amount of 7.75% Senior Notes due June 15, 2011;
•	$137,310,000 aggregate principal amount of 7.95% Senor Notes due February 1, 2011;
•	$80,850,000 aggregate principal amount of 8.27% Senior Notes due November 15, 2021; and
•	$68,489,000 aggregate principal amount of 7.625% Senior Notes due November 15, 2009.

None of the guaranteed obligations are subject to default or prepayment as a result of downgrading of Aquila securities, although such a downgrading has in the past, and could in the future, increase interest charges under the Financing Agreement, the Credit Agreement, the 11.875% Senior Notes and the 7.95% Senior Notes identified above.

Copies of the guaranties covering the referenced credit facilities are attached as Exhibits 10.1 and 10.2.  Copies of the guaranties covering the referenced series of long-term debt are attached as Exhibits 10.3 through 10.7.

Please refer to the information provided under Item 2.01 for a description of the Merger, and under Item 8.01 regarding recent credit rating agency actions concerning Great Plains Energy, KCP&L and Aquila.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

As previously disclosed by Great Plains Energy on Form 8-K, Great Plains Energy sent a notice on June 27, 2008, to its directors and executive officers informing them of a blackout period pursuant to Regulation BTR.  The notice informed the directors and executive officers that activity in the Aquila, Inc. (“Aquila”) common stock fund (the “Fund”) of the Aquila Retirement Investment (401(k)) Plan (the “Plan”) would be closed temporarily to any transactions in connection with the merger (the “Merger”) involving Aquila and Gregory Acquisition Corp., pursuant to which Aquila would become a wholly-owned subsidiary of Great Plains Energy.  The blackout period in the Plan was necessary to ensure that all Aquila common stock transactions in the Fund were fully completed before the effective time of the Merger and so that, after the effective time of the Merger, the administrator of the Plan could process the exchange of Aquila common stock for Great Plains Energy common stock and cash.  The notice stated that that blackout period was expected to start during the week of July 6, 2008, and was expected to end during the week of July 20, 2008.  The notice further stated that the corresponding trading blackout period would be in effect for the portion of the Plan blackout period that occurred after the effective time of the Merger, which was anticipated to be during the week of July 13, 2008.

The Merger was consummated on July 14, 2008, and the trading blackout period consequently started that day.  On July 17, 2008, Great Plains Energy was informed by the administrator of the Fund that the blackout period ended that day.  The processing of the exchange of Aquila common stock for Great Plains Energy common stock and cash did not take as long as previously anticipated.  On July 18, 2008, Great Plains Energy sent a notice to its directors and executive officers (the “Updated Notice”) regarding the actual beginning and end dates of the blackout period.  A copy of the Updated Notice is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Questions concerning the blackout period can be addressed to Mark G. English, General Counsel and Assistant Secretary, by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201 Walnut, Kansas City, MO 64106.

Item 8.01	Other Information

On July 14, 2008, Standard & Poor’s affirmed Great Plains Energy’s credit ratings, and removed the company from CreditWatch with negative implications.  Standard & Poor’s also affirmed KCP&L’s long-term debt credit rating, raised the short-term corporate credit rating to “A-2” from “A-3”, and removed the company from CreditWatch with negative implications.  Further, Standard & Poor’s raised Aquila’s corporate credit rating to “BBB” from “BB-“, its senior secured debt credit rating to “BBB+” from “BB+”, and its senior unsecured debt credit rating to “BBB” from “BB-“.

On July 15, 2008, Moody’s Investors Service affirmed all of its ratings of Great Plains Energy and KCP&L, and raised Aquila’s senior unsecured rating to “Baa2” from “Ba3”.  Moody’s assigned a negative rating outlook to all three companies.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required financial statements of Aquila, Inc. will be filed as part of an amendment to this Current Report on Form 8-K within the time period required by Item 9.01(a)(4).

(b) Pro forma financial information

The required pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K within the time period required by Item 9.01(b)(2).

(d) Exhibit No.

10.1
Guaranty dated as of July 14, 2008, between Great Plains Energy Incorporated and Union Bank of California, N.A., related to Financing Agreement dated as of April 22, 2005, as amended, among Aquila, Inc., the lenders from time to time party thereto, and Union Bank of California, N.A. as Agent.

10.2
Guaranty dated as of July 14, 2008, between Great Plains Energy Incorporated and Union Bank of California, N.A., related to Credit Agreement dated as of August 31, 2005, as amended, among Aquila, Inc., the banks named therein, and Union Bank of California, N.A., as Administrative Agent

10.3
Guaranty dated as of July 15, 2008, issued by Great Plains Energy Incorporated in favor of Union Bank of California, N.A., as successor trustee, and the holders of the Aquila, Inc., 11.875% Senior Notes due July 1, 2012.

10.4
Guaranty dated as of July 15, 2008, issued by Great Plains Energy Incorporated in favor of Union Bank of California, N.A., as successor trustee, and the holders of the Aquila, Inc., 7.75% Senior Notes due June 15, 2011.

10.5
Guaranty dated as of July 15, 2008, issued by Great Plains Energy Incorporated in favor of Union Bank of California, N.A., as successor trustee, and the holders of the Aquila, Inc., 7.95% Senior Notes due February 1, 2011.

10.6
Guaranty dated as of July 15, 2008, issued by Great Plains Energy Incorporated in favor of Union Bank of California, N.A., as successor trustee, and the holders of the Aquila, Inc., 8.27% Senior Notes due November 15, 2021.

10.7
Guaranty dated as of July 15, 2008, issued by Great Plains Energy Incorporated in favor of Union Bank of California, N.A., as successor trustee, and the holders of the Aquila, Inc., 7.625% Senior Notes due November 15, 2009.

99.1	Press release issued by Great Plains Energy Incorporated on July 14, 2008.

99.2	Notice to Directors and Officers Concerning Limitations on Trading in Great Plains Energy Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Controller

KANSAS CITY POWER & LIGHT COMPANY

/s/ Lori A. Wright
Lori A. Wright
Controller

Date: July 18, 2008